Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE:

May 9, 2022

Maxar Technologies Reports First Quarter 2022 Results

Westminster, CO – Maxar Technologies (NYSE:MAXR) (TSX:MAXR) (“Maxar” or the “Company”), a provider of comprehensive space solutions and secure, precise, geospatial intelligence, today announced financial results for the quarter ended March 31, 2022. All dollar amounts in this press release are expressed in U.S. dollars, unless otherwise noted.

Key points from the quarter include:

●	Consolidated revenues of $405 million
●	Net loss of $7 million
●	Diluted net loss per share of $0.10
●	Adjusted EBITDA[1] of $84 million
●	Operating cash flows of $48 million

1	This is a non-GAAP financial measure. Refer to section “Non-GAAP Financial Measures” in this earnings release.

“This was a historic quarter for Maxar and the geospatial industry as we helped to provide transparency on the conflict in Ukraine. We believe the world not only better understands what is going on in that region because of our efforts, but it also better appreciates the value of the geospatial data that we provide to our customers every day,” said Dan Jablonsky, President and Chief Executive Officer. “My thanks to our teams who have been working twenty-four seven. This not only puts us on the right side of history, but it also positions our industry, and Maxar specifically, for an increased role in better serving customer missions in the future.”

“We grew revenue, Adjusted EBITDA and trailing twelve-month free cash flow year-over-year in the first quarter despite a shift in the timing of expected revenue in the Earth Intelligence segment and higher than expected stock-based compensation driven by the performance of our shares since the onset of the Ukrainian conflict in February,” said Biggs Porter, Chief Financial Officer. “We expect to execute on the shifted revenue in the coming quarters and our pipeline of opportunities continues to grow. As such, our guidance ranges for 2022 remain materially unchanged.”

Total revenues increased to $405 million from $392 million, or by $13 million, for the three months ended March 31, 2022, compared to the same period of 2021. The increase in revenues was driven by an increase in product revenues within our Space Infrastructure segment.

For the three months ended March 31, 2022, our net loss was $7 million compared to a net loss of $84 million for the same period of 2021. The decrease was primarily driven by a decrease in interest expense of $55 million and a decrease of product costs within our Space Infrastructure segment of $21 million. The decrease in interest expense was primarily driven by a $41 million loss on debt extinguishment during the three months ended March 31, 2021 from the partial redemption of our 9.75% Senior Secured Notes due 2023 (“2023 Notes”) using proceeds from the March 2021 public offering of our common stock, compared to no loss on debt extinguishment for the same period of 2022. The decrease in interest expense was also driven by an $11 million decrease in interest expense on long-term debt primarily due to a lower principal balance on the 2023 Notes due to the partial redemption of the 2023 Notes in the first quarter of 2021. There was also a $13 million increase in revenues driven by an increase in product revenues within our Space Infrastructure segment. These decreases were partially offset by an increase in selling, general and administrative costs of $20 million.

The increase in selling, general and administrative costs of $20 million was primarily due to a $7 million increase in labor related expenses driven by annual merit increases, increases in fringe benefits and an increase in efforts related to internal business projects, including our enterprise resource planning (“ERP”) project for the three months ended March 31, 2022 compared to the same period of 2021. There was also an increase in stock-based compensation expense of $4 million for the three months ended March 31, 2022. The increase in stock-based compensation was primarily due to incremental expense related to liability classified awards driven by an increase in stock price. There was also an increase of $3 million in sales and marketing expenses primarily within our Space Infrastructure segment, a $3 million increase in professional service expenses primarily driven by our ERP project and a $2 million increase in research and development expenses within our Space Infrastructure segment for the three months ended March 31, 2022, compared to the same period of 2021.

For the three months ended March 31, 2022, Adjusted EBITDA was $84 million and Adjusted EBITDA margin was 20.7%. This is compared to Adjusted EBITDA of $67 million and Adjusted EBITDA margin of 17.1 % for the same period of 2021. The increase was primarily driven by higher Adjusted EBITDA from the Space Infrastructure segment, which was partially offset by lower Adjusted EBITDA from the Earth Intelligence segment.

We had total order backlog of $1,621 million as of March 31, 2022 compared to $1,893 million as of December 31, 2021. The decrease in backlog was driven by decreases in both the Earth Intelligence and Space Infrastructure segments. Our unfunded contract options totaled $763 million and $650 million as of March 31, 2022 and December 31, 2021, respectively. Unfunded contract options represent estimated amounts of revenue to be earned in the future from negotiated contracts with unexercised contract options and indefinite delivery/indefinite quantity contracts. Unfunded contract options as of March 31, 2022, were primarily comprised of the option year in the EnhancedView Contract (September 1, 2022 through July 12, 2023) and other U.S. government contracts. In November 2021, the National Reconnaissance Office (“NRO”) announced the release of the Electro-Optical Commercial Layer (“EOCL”) contract Request for Proposal (“RFP”) which is expected to replace the existing EnhancedView Contract. In December 2021, we submitted our response to the EOCL RFP and anticipate the NRO to award EOCL contracts prior to the expiration of the EnhancedView Contract, including remaining option years.

Financial Highlights

In addition to results reported in accordance with U.S. GAAP, we use certain non-GAAP financial measures as supplemental indicators of its financial and operating performance. These non-GAAP financial measures include EBITDA, Adjusted EBITDA and Adjusted EBITDA margin. We believe these supplementary financial measures reflect our ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in its business.

	Three Months Ended
	March 31,
	2022	2021
($ millions, except per share amounts)
Revenues	$405	$392
Net loss	$(7)	$(84)
EBITDA[1]	83	67
Total Adjusted EBITDA[1]	84	67

Diluted net loss per share	$(0.10)	$(1.30)

Weighted average number of common shares outstanding (millions):
Basic	73.2	64.8
Diluted	73.2	64.8

1This is a non-GAAP financial measure. Refer to section “Non-GAAP Financial Measures” in this earnings release.

Revenues by segment were as follows:

	Three Months Ended
	March 31,
	2022	2021
($ millions)
Revenues:
Earth Intelligence	$251	$250
Space Infrastructure	177	155
Intersegment eliminations	(23)	(13)
Total revenues	$405	$392

We analyze financial performance by segment, which combine related activities within the Company.

	Three Months Ended
	March 31,
($ millions)	2022	2021
Adjusted EBITDA:
Earth Intelligence	$99	$107
Space Infrastructure	19	(12)
Intersegment eliminations	(9)	(5)
Corporate and other expenses	(25)	(23)
Total Adjusted EBITDA[1]	$84	$67

1This is a non-GAAP financial measure. Refer to section “Non-GAAP Financial Measures” in this earnings release.

Earth Intelligence

	Three Months Ended
	March 31,
	2022	2021
($ millions)
Revenues	$251	$250
Adjusted EBITDA	$99	$107
Adjusted EBITDA margin (as a % of total revenues)	39.4%	42.8%

Revenues from the Earth Intelligence segment increased to $251 million from $250 million, or by $1 million, for the three months ended March 31, 2022, compared to the same period in 2021. The increase was primarily driven by a $2 million increase in revenues from international defense and intelligence customers and a $1 million increase in revenues from commercial programs. These increases were partially offset by a $2 million decrease in revenues from the U.S. government.

Adjusted EBITDA decreased to $99 million from $107 million, or by $8 million, for the three months ended March 31, 2022, compared to the same period of 2021. The decrease was primarily related to an increase in selling, general and administrative costs, compared to the same period of 2021. The increase in selling, general and administrative costs was primarily due to an increase in labor related expenses driven by employee compensation and fringe benefits.

Space Infrastructure

	Three Months Ended
	March 31,
	2022	2021
($ millions)
Revenues	$177	$155
Adjusted EBITDA	$19	$(12)
Adjusted EBITDA margin (as a % of total revenues)	10.7%	(7.7)%

Revenues from the Space Infrastructure segment increased to $177 million from $155 million, or by $22 million, for the three months ended March 31, 2022, compared to the same period in 2021. Revenues increased primarily as a result of a $28 million aggregate impact due to the non-performance of the SXM-7 satellite during the three months ended March 31, 2021, which did not reoccur in the same period in 2022. This increase was partially offset by a $3 million decrease in revenues from U.S. government contracts and a $2 million decrease in revenues from recurring commercial programs during the three months ended March 31, 2022.

Adjusted EBITDA in the Space Infrastructure segment increased to $19 million from a loss of $12 million, or by $31 million, for the three months ended March 31, 2022, compared to the same period of 2021. The increase was primarily related to the above-mentioned SXM-7 satellite impacts which did not reoccur in the same period in 2022. The increase was also driven by an $11 million decrease in indirect costs primarily due to reduced overhead costs during the three months ended March 31, 2022. These increases were partially offset by a $9 million increase in selling, general and administrative costs primarily due to an increase in labor related expenses driven by employee compensation, fringe benefits and an increase in efforts related to internal business projects. There was also an increase in sales and marketing expenses and research and development expenses.

Corporate and other expenses

Corporate and other expenses include items such as corporate office costs, regulatory costs, executive and director compensation, foreign exchange gains and losses, retention costs and fees for legal and consulting services.

Corporate and other expenses increased to $25 million from $23 million, or by $2 million, for the three months ended March 31, 2022, compared to the same period in 2021. The increase was primarily driven by an increase in stock-based compensation expense of $3 million for the three months ended March 31, 2022, which was primarily due to incremental expense related to liability classified awards.

Intersegment eliminations

Intersegment eliminations are related to projects between our segments, including the construction of our WorldView Legion satellites. Intersegment eliminations increased to $9 million from $5 million, or by $4 million, for the three months ended March 31, 2022, compared to the same period in 2021, primarily related to an increase in intersegment satellite construction activity.

MAXAR TECHNOLOGIES INC.

Unaudited Condensed Consolidated Statements of Operations

(In millions, except per share amounts)

	Three Months Ended
	March 31,
	2022	2021
Revenues:
Product	$154	$142
Service	251	250
Total revenues	405	392
Costs and expenses:
Product costs, excluding depreciation and amortization	127	148
Service costs, excluding depreciation and amortization	93	93
Selling, general and administrative	104	84
Depreciation and amortization	68	74
Operating income (loss)	13	(7)
Interest expense, net	23	78
Other income, net	(3)	(1)
Loss before taxes	(7)	(84)
Income tax (benefit) expense	—	—
Net loss	$(7)	$(84)

Net loss per common share:
Basic	$(0.10)	$(1.30)
Diluted	$(0.10)	$(1.30)

MAXAR TECHNOLOGIES INC.

Unaudited Condensed Consolidated Balance Sheets

(In millions, except per share amounts)

	March 31,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$22	$47
Trade and other receivables, net	333	355
Inventory, net	36	39
Advances to suppliers	25	31
Prepaid assets	31	35
Other current assets	22	22
Total current assets	469	529
Non-current assets:
Orbital receivables, net	362	368
Property, plant and equipment, net	968	940
Intangible assets, net	761	787
Non-current operating lease assets	138	145
Goodwill	1,627	1,627
Other non-current assets	115	102
Total assets	$4,440	$4,498
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$81	$75
Accrued liabilities	62	43
Accrued compensation and benefits	71	111
Contract liabilities	250	289
Current portion of long-term debt	29	24
Current operating lease liabilities	40	42
Other current liabilities	37	38
Total current liabilities	570	622
Non-current liabilities:
Pension and other postretirement benefits	131	134
Operating lease liabilities	133	138
Long-term debt	2,060	2,062
Other non-current liabilities	71	79
Total liabilities	2,965	3,035
Commitments and contingencies
Stockholders’ equity:
Common stock ($0.0001 par value, 240 million common shares authorized; 73.4 million and 72.7 million issued and outstanding at March 31, 2022 and December 31, 2021, respectively)	—	—
Additional paid-in capital	2,243	2,235
Accumulated deficit	(727)	(720)
Accumulated other comprehensive loss	(42)	(53)
Total Maxar stockholders' equity	1,474	1,462
Noncontrolling interest	1	1
Total stockholders' equity	1,475	1,463
Total liabilities and stockholders' equity	$4,440	$4,498

MAXAR TECHNOLOGIES INC.

Unaudited Condensed Consolidated Statements of Cash Flows

(In millions)

	Three Months Ended
	March 31,
	2022	2021
Cash flows (used in) provided by:
Operating activities:
Net loss	$(7)	$(84)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	68	74
Stock-based compensation expense	15	11
Amortization of debt issuance costs and other non-cash interest expense	3	4
Loss from early extinguishment of debt	—	41
Cumulative adjustment to SXM-7 revenue	—	25
Other	5	4
Changes in operating assets and liabilities:
Trade and other receivables, net	29	3
Accounts payable and liabilities	(25)	(49)
Contract liabilities	(39)	6
Other	(1)	(8)
Cash provided by operating activities	48	27
Investing activities:
Purchase of property, plant and equipment and development or purchase of software	(64)	(50)
Acquisition of investment	(2)	—
Cash used in investing activities	(66)	(50)
Financing activities:
Net proceeds of revolving credit facility	—	25
Repurchase of 2023 Notes, including premium	—	(384)
Net proceeds from issuance of common stock	—	380
Settlement of securitization liability	(4)	(3)
Repayments of long-term debt	(1)	(2)
Other	(2)	1
Cash (used in) provided by financing activities	(7)	17
Decrease in cash, cash equivalents, and restricted cash	(25)	(6)
Effect of foreign exchange on cash, cash equivalents, and restricted cash	—	—
Cash, cash equivalents, and restricted cash, beginning of year	48	32
Cash, cash equivalents, and restricted cash, end of period	$23	$26

Reconciliation of cash flow information:
Cash and cash equivalents	$22	$22
Restricted cash included in prepaid and other current assets	1	4
Total cash, cash equivalents, and restricted cash	$23	$26

NON-GAAP FINANCIAL MEASURES

In addition to results reported in accordance with U.S. GAAP, we use certain non-GAAP financial measures as supplemental indicators of our financial and operating performance. These non-GAAP financial measures include EBITDA, Adjusted EBITDA and Adjusted EBITDA margin.

We define EBITDA as earnings before interest, taxes, depreciation and amortization, Adjusted EBITDA as EBITDA adjusted for certain items affecting the comparability of our ongoing operating results as specified in the calculation and Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. Certain items affecting the comparability of our ongoing operating results between periods include restructuring, impairments, insurance recoveries, gain (loss) on sale of assets, (gain) loss on orbital receivables allowance and transaction and integration related expense. Transaction and integration related expense includes costs associated with de-leveraging activities, acquisitions and dispositions and the integration of acquisitions. Management believes that exclusion of these items assists in providing a more complete understanding of our underlying results and trends, and management uses these measures along with the corresponding U.S. GAAP financial measures to manage our business, evaluate our performance compared to prior periods and the marketplace, and to establish operational goals. Adjusted EBITDA is a measure being used as a key element of our incentive compensation plan. Our senior secured syndicated credit facility (“Syndicated Credit Facility”) also uses Adjusted EBITDA in the determination of our debt leverage covenant ratio. The definition of Adjusted EBITDA in the Syndicated Credit Facility includes a more comprehensive set of adjustments that may result in a different calculation therein.

We believe that these non-GAAP measures, when read in conjunction with our U.S. GAAP results, provide useful information to investors by facilitating the comparability of our ongoing operating results over the periods presented, the ability to identify trends in our underlying business, and the comparison of our operating results against analyst financial models and operating results of other public companies.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are not recognized terms under U.S. GAAP and may not be defined similarly by other companies. EBITDA and Adjusted EBITDA should not be considered alternatives to net (loss) income as indications of financial performance or as alternate to cash flows from operations as measures of liquidity. EBITDA and Adjusted EBITDA have limitations as an analytical tool and should not be considered in isolation or as a substitute for our results reported under U.S. GAAP. The table below reconciles our net income to EBITDA and Total Adjusted EBITDA and presents Total Adjusted EBITDA margin for the three months ended March 31, 2022 and 2021.

	Three Months Ended March 31,
	2022	2021
($ millions)
Net loss	$(7)	$(84)
Income tax (benefit) expense	—	—
Interest expense, net	23	78
Interest income	(1)	(1)
Depreciation and amortization	68	74
EBITDA	$83	$67
Restructuring	1	—
Total Adjusted EBITDA	$84	$67

Adjusted EBITDA:
Earth Intelligence	99	107
Space Infrastructure	19	(12)
Intersegment eliminations	(9)	(5)
Corporate and other expenses	(25)	(23)
Total Adjusted EBITDA	$84	$67

Net loss margin	(1.7)%	(21.4)%
Total Adjusted EBITDA margin	20.7%	17.1%

Cautionary Note Regarding Forward-Looking Statements

This release contains "forward-looking statements" as defined in Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended. Forward-looking statements usually relate to future events and include statements regarding, among other things, our anticipated revenues, cash flows or other aspects of our operations or operating results. Forward-looking statements are often identified by the words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “may,” “estimate,” “outlook” and similar expressions, including the negative thereof.

These forward-looking statements are based on management’s current expectations and assumptions based on information currently known to us and our projections of the future, about which we cannot be certain. Forward-looking statements are subject to various risks and uncertainties which could cause actual results to differ materially from the anticipated results or expectations expressed in this press release. As a result, although we believe we have a reasonable basis for each forward-looking statement contained in this press release, undue reliance should not be placed on the forward-looking statements because the Company can give no assurance that they will prove to be accurate. Risks and uncertainties that could cause actual results to differ materially from current expectations include: risks related to the conflict in Ukraine or related geopolitical tensions; the COVID-19 pandemic and its impact on our business operations, financial performance, results of operations and stock price; our ability to generate a sustainable order rate for our satellite and space manufacturing operations within our Space Infrastructure segment, including our ability to develop new technologies to meet the needs of existing or potential customers; risks related to our business with various governmental entities, which is subject to the policies, priorities, regulations, mandates and funding levels of such governmental entities; our ability to meet our contractual requirements and the risk that our products contain defects or fail to operate in the expected manner; the risk of any significant disruption in or unauthorized access to our computer systems or those of third parties that we utilize in our operations; the ability of our satellites to operate as intended and risks related to launch delays, launch failures or damage or destruction to our satellites during launch; risks related to the interruption or failure of our infrastructure or national infrastructure; and the risk factors set forth in Part II, Item 1A, “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and filed with the Securities and Exchange Commission (the “SEC”) on February 22, 2022, as such risks and uncertainties may be updated or superseded from time to time by subsequent reports we file with the SEC.

The forward-looking statements contained in this press release speak only as of the date hereof are expressly qualified in their entirety by the foregoing risks and uncertainties. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially adversely affect our business, prospects, financial condition, results of operations and cash flows. The Company undertakes no obligation to publicly update or revise any of its forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by law.

*****

Unless stated otherwise or the context otherwise requires, references to the terms “Company,” “Maxar,” “we,” “us,” and “our” to refer collectively to Maxar Technologies Inc. and its consolidated subsidiaries.

Investor/Analyst Conference Call

Maxar President and Chief Executive Officer, Dan Jablonsky, and Executive Vice President and Chief Financial Officer, Biggs Porter, will host an earnings conference call Monday, May 9, 2022, reviewing the first quarter results, followed by a question and answer session. The call is scheduled to begin promptly at 3:00 p.m. MT (5:00 p.m. ET).

Investors and participants must register for the call in advance by visiting:

https://conferencingportals.com/event/poKRyurD

After registering, participants will receive dial-in information, a passcode, and registrant ID. At the time of the call, participants must dial in using the numbers in the confirmation email and enter their passcode and ID.

The Conference Call will be webcast live and then archived at:

http://investor.maxar.com/events-and-presentations/default.aspx

A replay of the conference call will also be available from Monday, May 9, 2022 at 6:00 p.m. MT (8:00 p.m. ET) to Monday, May 23, 2022 at 9:59 p.m. MT (11:59 p.m. ET) at the following numbers:

Toll free North America: 1-800-770-2030

International Dial-In: 1-647-362-9199

Passcode: 81317#

About Maxar

Maxar Technologies (NYSE:MAXR) (TSX:MAXR) is a provider of comprehensive space solutions and secure, precise, geospatial intelligence. We help government and commercial customers monitor, understand and navigate our changing planet; deliver global broadband communications; and explore and advance the use of space. Our approach combines decades of deep mission understanding and a proven commercial and defense foundation to deploy solutions and deliver insights with speed, scale and cost-effectiveness. Maxar’s 4,400 team members in over 20 global locations are inspired to harness the potential of space to help our customers create a better world. Maxar’s stock trades on the New York Stock Exchange and Toronto Stock Exchange under the symbol “MAXR”. For more information, visit www.maxar.com.

CONTACT:

Jason Gursky | VP Investor Relations and Corporate Treasurer | 1-303-684-2207 | jason.gursky@maxar.com

Fernando Vivanco | Media Relations | 1-720-877-5220 | fernando.vivanco@maxar.com